Exhibit 10.8

Exclusive Option Agreement

This Exclusive Option Agreement (hereinafter referred to as “this Agreement”) was entered into between the following parties on [Execution Date]:

1.                  Respective individual shareholders set out in Annex I (hereinafter individually and collectively referred to as “Existing Shareholders”)

2.                    [Name of WFOE] (hereinafter referred to as the “WFOE”)
Registered address:
Legal representative:

3.                    [Name of VIE] (hereinafter referred to as the “Company”)
Registered address:
Legal representative:

(In this Agreement, the aforesaid respective parties are individually referred to as a “Party” and collectively as the “Parties”.)

Whereas:

(1)                     The Existing Shareholders are registered shareholders of the Company who hold all the equity of the Company according to law. Their contributions to the Company Registered Capital and shareholding percentage as at the date of execution of this Agreement are set out in Annex I.

(2)                     To the extent not in violation of the PRC Law, the Existing shareholders intend to transfer to the WFOE all their respective equity in the Company, and the WFOE intends to accept such transfer.

(3)                     To the extent not in violation of the PRC Law, the Company intends to transfer its assets to the WFOE, and the WFOE intends to accept such transfer.

(4)                     For the purpose of the foregoing transfer of equity or assets, the Existing Shareholders and the Company agree to grant the WFOE the exclusive and irrevocable Equity Transfer Option and Asset Purchase Option respectively. Pursuant to such Equity Transfer Option and Asset Purchase Option, at the WFOE’s request, the Existing Shareholders or the Company shall, to the extent permitted by the PRC Law, transfer the Option Equity or the Company Assets (as defined below) to the WFOE and/or any other entity or individual designated by the WFOE pursuant to the provisions of this Agreement.

(5)                     The Existing Shareholders agree that the Company grants the Asset Purchase Option to the WFOE according to this Agreement.

Therefore, the parties, upon negotiation, arrive at the following agreement:

Article 1 Definitions

1.1                   Save as otherwise interpreted pursuant to the context, the following terms shall have the following meanings in this Agreement:

“PRC Law”:

shall mean the then effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China.

“Equity Transfer Option”:	shall mean the required option to purchase the equity in the Company as granted to the WFOE by the Existing Shareholders pursuant to the terms and conditions of this Agreement.

“Asset Purchase Option”:	shall mean the required option to purchase any Company Assets as granted to the WFOE by the Company pursuant to the terms and conditions of this Agreement.

“Option Equity”:

shall mean, in respect of each of the Existing Shareholders, all the equity held by him in the Company Registered Capital (as defined below) respectively; in respect of all the Existing Shareholders, the equity covering 100% of the Company Registered Capital.

“Company Registered Capital”:

shall mean the Company Registered Capital as of the date of execution of this Agreement, i.e. RMB12.5 million, which also includes any expanded registered capital as a result of any capital increase in any form within the validity period of this Agreement.

“Transferred Equity”:

shall mean the equity in the Company which the WFOE has the right to request any of the Existing Shareholders to transfer to it or its designated entity or individual in accordance with Article 3 hereof when the WFOE exercises its Equity Transfer Option, the quantity of which may be all or part of the Option Equity and the specific amount of which shall be determined by the WFOE at its sole discretion in accordance with the then effective PRC Law and based on its commercial consideration.

“Transferred Assets”:

shall mean the Company Assets which the WFOE has the right to request the Company to transfer to it or its designated entity or individual in accordance with Article 3 hereof when the WFOE exercises its Asset Purchase Option, the quantity of which may be all or part of the Company Assets and the details of which shall be determined by the WFOE at its sole discretion in accordance with the then effective PRC Law and based on its commercial consideration.

“Exercise of Option”:	shall mean the exercising of the Equity Transfer Option or the Asset Purchase Option by the WFOE.

“Transfer Price”:

shall mean all the consideration that the WFOE or its designated entity or individual is required to pay to the Existing Shareholders or the Company in order to obtain the Transferred Equity or the Company Assets upon each Exercise of Option.

“Business Permits”:

shall mean any approvals, permits, filings and registrations, etc. which the Company is required to have for legally and validly operating all its businesses, including but not limited to Business License of Enterprise as Legal Person, Tax Registration Certificate and other relevant permits and licenses as required by the then effective PRC Law.

“Company Assets”:

shall mean all the tangible and intangible assets which the Company owns or has the right to dispose of during the validity period of this Agreement, including but not limited to any immovable and movable assets, as well as intellectual properties such as trademarks, copyrights, patents, know-how, domain names and software use rights.

“Material Agreement”:

shall mean any agreement to which the Company is a party and which has a material impact on the business or assets of the Company, including but not limited to the Exclusive Consultation and Service Agreement executed by the Company and the WFOE together with this Agreement and other important agreements regarding the business of the Company.

“Exercise Notice”:	shall have the meaning prescribed to such term in Article 3.7 hereof.

“Confidential Information”:	shall have the meaning prescribed to such term in Article 8.1 hereof.

“Defaulting Party”:	shall have the meaning prescribed to such term in Article 11.1 hereof.

“Default”:	shall have the meaning prescribed to such term in Article 11.1 hereof.

“Rights of such Party”:	shall have the meaning prescribed to such term in Article 12.5 hereof.

1.2                   The references to any PRC Law herein shall be deemed:

(1)                                 simultaneously to include the references to the amendments, changes, supplements and re-enactment of such PRC Law, irrespective of whether they take effect before or after the execution of this Agreement; and

(2)                                 simultaneously to include the references to other decisions, notices and regulations enacted in accordance therewith or effective as a result thereof.

1.3                   Except as otherwise stated in the context herein, all references to an article, clause, item or paragraph herein shall refer to the corresponding part of this Agreement.

Article 2 Grant of Equity Transfer Option and Asset Purchase Option

2.1                   The Existing Shareholders hereby severally and jointly agree to grant the WFOE an irrevocable, unconditional and exclusive Equity Transfer Option. Pursuant to such Equity Transfer Option, the WFOE is entitled to, to the extent permitted by the PRC Law, request the Existing Shareholders to transfer the Option Equity to the WFOE or its designated entity or individual according to the terms and conditions of this Agreement. The WFOE also agrees to accept such Equity Transfer Option.

2.2                   The Company hereby agrees that the Existing Shareholders grant such Equity Transfer Option to the WFOE according to Article 2.1 above and other provisions of this Agreement.

2.3                   The Company hereby agrees to grant the WFOE an irrevocable, unconditional and exclusive Asset Purchase Option. Pursuant to such Asset Purchase Option, the WFOE is entitled to, to the extent permitted by the PRC Law, request the Company to transfer any or part of the Company Assets to the WFOE or its designated entity or individual according to the terms and conditions of this Agreement. The WFOE also agrees to accept such Asset Purchase Option.

2.4                   The Existing Shareholders hereby severally and jointly agree that the Company grants such Asset Purchase Option to the WFOE according to Article 2.3 above and other provisions of this Agreement.

Article 3 Method of Exercise of Option

3.1                   Subject to the terms and conditions of this Agreement, the WFOE shall have the absolute sole discretion to determine the specific time, method and times of its Exercise of Option to the extent permitted by the PRC Law.

3.2                   Subject to the terms and conditions of this Agreement and to the extent not in violation of the then effective PRC Law, the WFOE shall have the right to, at any time, request to acquire all or part of the Company’s equity from the Existing Shareholders by itself or through other entity or individual designated by it.

3.3                   Subject to the terms and conditions of this Agreement and to the extent not in violation of the then effective PRC Law, the WFOE shall have the right to, at any time, request to acquire all or part of the Company Assets from the Company by itself or through other entity or individual designated by it.

3.4                   With regard to the Equity Transfer Option, at each Exercise of Option, the WFOE shall have the right to arbitrarily determine the amount of the Transferred Equity which shall be transferred by the Existing Shareholders to the WFOE and/or other entity or individual designated by it. The Existing Shareholders shall respectively transfer the Transferred Equity to the WFOE and/or other entity or individual designated by it in the amount requested by the WFOE. The WFOE and/or other entity or individual designated by it shall pay the Transfer Price with respect to the Transferred Equity acquired at each Exercise of Option to the Existing Shareholders transferring such Transferred Equity.

3.5                   With regard to the Asset Purchase Option, at each Exercise of Option, the WFOE shall have the right to determine the specific Company Assets which shall be transferred by the Company to the WFOE and/or other entity or individual designated by it. The Company shall transfer the Transferred Assets to the WFOE and/or other entity or individual designated by it as per the requirements of the WFOE. The WFOE and/or other entity or individual designated by it shall pay the Transfer Price to the Company with respect to the Transferred Assets acquired at each Exercise of Option.

3.6                   At each Exercise of Option, the WFOE may acquire the Transferred Equity or Transferred Assets by itself or designate any third party to acquire all or part of the Transferred Equity or Transferred Assets.

3.7                   Having decided each Exercise of Option, the WFOE shall issue to the Existing Shareholders or the Company a notice for exercising the Equity Transfer Option or a notice for exercising the Asset Purchase Option (hereinafter referred to as “Exercise Notice”, the form of which is set out in Annex II and Annex III hereto). The Existing Shareholders or the Company shall, upon receipt of the Exercise Notice, forthwith make a one-time transfer of all the Transferred Equity in accordance with the Exercise Notice to the WFOE and/or any other entity or individual designated by the WFOE in such method as described in Article 3.4 or Article 3.5 hereof.

Article 4 Transfer Price

4.1                   With regard to the Equity Transfer Option, the total Transfer Price which shall be paid by the WFOE or any entity or individual designated by the WFOE to the respective shareholders at each Exercise of Option by the WFOE shall be the capital contribution corresponding to the corresponding Transferred Equity in the Registered Capital of the Target Company or the lowest price permitted by the then effective PRC Law, whichever is the lower. The respective shareholders, who undertake and agree that they have obtained adequate compensation from the WFOE, shall return in full the equity transfer price received by them to the WFOE or any entity or individual designated by the WFOE within ten (10) workdays after obtaining the equity transfer price.

4.2                   With regard to the Asset Purchase Option, the WFOE or any entity or individual designated by it shall pay to the Target Company the lowest price permitted by the then effective PRC Law at each Exercise of Option by the WFOE. The Target Company, who undertakes and agrees that it has obtained adequate compensation from the WFOE, shall return in full the asset transfer price received by it to the WFOE or any entity or individual designated by the WFOE within ten (10) workdays after obtaining the asset transfer price.

Article 5 Representations and Warranties

5.1                   The Existing Shareholders hereby severally and jointly represent and warrant that:

5.1.1                     The Existing Shareholders are Chinese citizens with full capacity. They have the complete and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act as the subject of litigation independently.

5.1.2                     The Company is a limited liability company duly registered and legitimately existing under the PRC Law with an independent legal personality. It has the complete and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act as the subject of litigation independently.

5.1.3                     They have the full power and authority to execute, deliver and perform this Agreement and all other documents relating to the transaction specified herein and to be executed by them. They have the full power and authority to consummate the transaction specified herein.

5.1.4                     This Agreement is legally and duly executed and delivered by the Existing Shareholders. This Agreement shall constitute their legal and binding obligations and may be enforceable against them in accordance with the terms of this Agreement.

5.1.5                     The Existing Shareholders are the registered legitimate owners of the Option Equity as of the effective date of this Agreement, and except for the pledge set under the Equity Pledge Agreement signed by and among the Company, the WFOE and the Existing Shareholders on [Execution Date] and entrusted rights set under the Voting Proxy Agreement signed on [Execution Date], the Option Equity is free from and clear of any lien, pledge, claim and other real rights for security and third party rights. Pursuant to this Agreement, the WFOE and/or other entity or individual designated by it may, after the Exercise of Option, acquire a good title to the Transferred Equity, free from and clear of any lien, pledge, claim and other real rights for security or third party rights.

5.1.6                     To the knowledge of the Existing Shareholders, the Company Assets are free from and clear of any lien, mortgage, claim and other real rights for security and third party rights. Pursuant to this Agreement, the WFOE and/or other entity or individual designated by it may, after the Exercise of Option, acquire a good title to the Company Assets, free from and clear of any lien, mortgage, claim and other real rights for security or third party rights.

5.1.7                     Unless as mandatorily required by the PRC Law, the Existing Shareholders shall not request the Company to declare the distribution of or in practice release any distributable profit, bonus or dividend; the Existing Shareholders shall, in compliance with the PRC Law, promptly gift any profit, bonus or dividend obtained by them from the Company to the WFOE and/or any qualified entity or individual designated by the WFOE.

5.2                   The Company hereby represents and warrants that:

5.2.1                     The Company is a limited liability company duly registered and legitimately existing under the PRC Law with an independent legal personality. The Company has the complete and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act as the subject of litigation independently.

5.2.2                     The Company has the full internal corporate power and authority to execute, deliver and perform this Agreement and all other documents relating to the transaction specified herein and to be executed by it. It has the full power and authority to consummate the transaction specified herein.

5.2.3                     This Agreement is legally and duly executed and delivered by the Company. This Agreement shall constitute the legal and binding obligation against it.

5.2.4                     The Company Assets are free from and clear of any lien, mortgage, claim and other real rights for security and third party rights. Pursuant to this Agreement, the WFOE and/or other entity or individual designated by it may, after the Exercise of Option, acquire a good title to the Company Assets, free from and clear of any lien, mortgage, claim and other real rights for security or third party rights.

5.2.5                     Unless as mandatorily required by the PRC Law, the Company shall not declare the distribution of or in practice release any distributable profit, bonus or dividend.

5.3                   The WFOE hereby represents and warrants that:

5.3.1                     The WFOE is a wholly foreign-owned enterprise duly registered and legitimately existing under the PRC Law with an independent legal personality. The WFOE has the complete and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act as the subject of litigation independently.

5.3.2                     The WFOE has the full internal corporate power and authority to execute, deliver and perform this Agreement and all other documents relating to the transaction specified herein and to be executed by it. It has the full power and authority to consummate the transaction specified herein.

5.3.3                     This Agreement is legally and duly executed and delivered by the WFOE. This Agreement shall constitute the legal and binding obligation against it.

Article 6 Undertakings by the Existing Shareholders

The Existing Shareholders hereby severally undertake that:

6.1                   Within the validity period of this Agreement, without the WFOE’s prior written consent:

6.1.1                     any Existing Shareholders shall not transfer or otherwise dispose of any Option Equity or create any real right for security or other third party rights on any Option Equity;

6.1.2                     he shall not increase or decrease the Company Registered Capital or cause the Company to be merged with any other entity;

6.1.3                     he shall not dispose of or cause the management of the Company to dispose of any material Company assets (excluding those incurred during normal operation);

6.1.4                     he shall not terminate or cause the management of the Company to terminate any Material Agreement entered into by the Company, or enter into any other agreement in conflict with the existing Material Agreements;

6.1.5                     he shall not appoint or dismiss and replace any director or supervisor of the Company or any other management personnel of the Company who shall be appointed or dismissed by the Existing Shareholders;

6.1.6                     he shall not cause the Company to declare the distribution of or in practice release any distributable profit, bonus or dividend;

6.1.7                     he shall ensure that the Company validly exists and is not terminated, liquidated or dissolved;

6.1.8                     he shall not amend the articles of association of the Company; and

6.1.9                     he shall ensure that the Company will not lend or borrow any money, or provide any guaranty or engage in security activities in any other form, or bear any substantial obligations excluding those incurred during normal operation.

6.2                   Within the validity period of this Agreement, he shall use his best endeavour to develop the business of the Company and ensure that the Company’s operations are legal and in compliance with the regulations, and he will not engage in any act or omission which may damage the Company Assets and goodwill or affect the validity of the Business Permits of the Company.

6.3                   Within the validity period of this Agreement, he shall promptly notify the WFOE of any circumstances that may have a material adverse effect on the existence, business operations, financial conditions, assets or goodwill of the Company and promptly take all the measures approved by the WFOE to remove such adverse circumstances or take effective remedial measures with respect thereto.

6.4                   Once the WFOE gives the Exercise Notice:

6.4.1                     he shall promptly convene a shareholders’ meeting, pass shareholders’ resolutions and take all other necessary actions to approve any Existing Shareholders or the Company to transfer all the Transferred Equity or the Transferred Assets at the Transfer Price to the WFOE and/or any other entity or individual designated by the WFOE, and waive any pre-emptive right to purchase enjoyed by him (if any);

6.4.2                     he shall promptly enter into an equity transfer agreement with the WFOE and/or any other equity or individual designated by the WFOE to transfer all the Transferred Equity at the Transfer Price to the WFOE and/or any other entity or individual designated by the WFOE, and provide necessary support to the WFOE (including provision and execution of all relevant legal documents, performance of all government approval and resignation procedures and assumption of all relevant obligations) in accordance with the WFOE’s requirements and laws and regulations so that the WFOE and/or any other entity or individual designated by the WFOE may acquire all the Transferred Equity, free from and clear of any legal defect or any real right for security, third party restriction or any other restrictions on the Transferred Equity.

6.5                   If the total Transfer Price obtained by any Existing Shareholder with respect to the Transferred Equity held by him is higher than his capital contribution to the Company, or he receives any form of profit, dividend or bonus from the Company, then such Existing Shareholder agrees to, to the extent not in violation of the PRC Law, waive the premium earnings and any profit, dividend or bonus (after deduction of relevant taxes) and the WFOE is entitled thereto. The Existing Shareholder shall instruct relevant assignee or company to remit the earnings to the bank account designated by the WFOE at the material time.

Article 7 Undertakings of the Company

7.1                   The Company hereby undertakes that:

7.1.1                     if any consent, permit, waiver or authorization by any third party, or any approval, permit or exemption by any government authority, or any registration or filing formalities (if required by law) with any government authority needs to be obtained or handled with respect to the execution and performance of this Agreement and the grant of the Equity Transfer Option or Asset Purchase Option hereunder, the Company shall endeavor to assist in satisfying the above conditions.

7.1.2                     without the WFOE’s prior written consent, the Company shall not assist or permit the Existing Shareholders to transfer or otherwise dispose of any Option Equity or create any real right for security or other third party rights on any Option Equity.

7.1.3                     without the WFOE’s prior written consent, the Company shall not transfer or otherwise dispose of any material Company Assets (excluding those incurred during normal operation) or create any real right for security or other third party rights on any Company Assets.

7.1.4                     the Company shall not do or permit any behavior or action that may adversely affect the interests of the WFOE under this Agreement, including but not limited to any behavior or action that is subject to Article 6.1.

7.2                   Once the WFOE gives the Exercise Notice:

7.2.1                     it shall promptly cause the Existing Shareholders to convene a shareholders’ meeting, pass shareholders’ resolutions and take all other necessary actions to approve the Company to transfer all the Transferred Assets at the Transfer Price to the WFOE and/or any other entity or individual designated by the WFOE;

7.2.2                     it shall promptly enter into an asset transfer agreement with the WFOE and/or any other equity or individual designated by the WFOE to transfer all the Transferred Assets at the Transfer Price to the WFOE and/or any other entity or individual designated by the WFOE, and cause the shareholders to provide necessary support to the WFOE (including provision and execution of all relevant legal documents, performance of all government approval and resignation procedures and assumption of all relevant obligations) in accordance with the WFOE’s requirements and laws and regulations so that the WFOE and/or any other entity or individual designated by the WFOE may acquire all the Transferred Assets, free from and clear of any legal defect, any real right for security or third party restriction on the Transferred Assets or any other restrictions on the Company Assets.

Article 8 Confidentiality Obligations

8.1                   Regardless of whether this Agreement is terminated or not, any of the Parties shall keep strictly confidential all the business secrets, proprietary information, customer information and all other information of a confidential nature about the other parties coming into its knowledge during execution and performance of this Agreement (hereinafter collectively referred to as the “Confidential Information”). Unless a prior written consent is obtained from the party disclosing the Confidential Information or unless it is required to be disclosed to third parties according to relevant laws and regulations or the requirement of the place where a Party’s affiliate is listed, the party receiving the Confidential Information shall not disclose to any other third party any Confidential Information. The party receiving the Confidential Information shall not use or indirectly use any Confidential Information other than for the purpose of performing this Agreement.

8.2                   The following information shall not be deemed part of the Confidential Information:

(a)     any information that has been lawfully acquired by the party receiving the information before as evidenced by written documents;

(b)     any information entering the public domain not attributable to the fault of the party receiving the information; or

(c)      any information lawfully acquired by the party receiving the information through other sources after its receipt of such information.

8.3                   The party receiving the information may disclose the Confidential Information to its relevant employees, agents or professionals retained by it. However, the party receiving the information shall ensure that the aforesaid persons shall comply with the relevant terms and conditions of this Agreement, and shall be responsible for any liability incurred as a result of such persons’ breach of the relevant terms and conditions of this Agreement.

8.4                   Notwithstanding any other provisions herein, the effect of this article shall not be affected by termination of this Agreement.

Article 9 Duration of the Agreement

This Agreement shall take effect after being duly executed by the Parties, and terminate after all the Option Equity and Company Assets are lawfully transferred to the WFOE and/or any other entity or individual designated by the WFOE pursuant to the provisions of this Agreement.

Article 10 Notices

10.1            Any notice, request, demand and other correspondences required by this Agreement or made in accordance with this Agreement shall be delivered in writing to the relevant Party.

10.2            If any of such notices or other correspondences is transmitted by facsimile or telex, it shall be deemed as served immediately upon transmission; if delivered in person, it shall be deemed as served at the time of delivery; if posted by mail, it shall be deemed as served five (5) days after posting.

Article 11 Defaulting Liability

11.1            The Parties agree and confirm that, if any of the Parties (hereinafter referred to as the “Defaulting Party”) substantially violates any agreement herein or substantially fails to perform or delays performance of any of the obligations hereunder, such violation, failure or delay shall constitute a default under this Agreement (hereinafter referred to as “Default”). The non-defaulting Party shall have the right to request the Defaulting Party to rectify such Default or take remedial actions within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial actions within the reasonable period or within ten (10) days after the non-defaulting Party notifies the Defaulting Party in writing requesting the Default to be rectified, then the non-defaulting Party is entitled to decide at its own discretion that:

11.1.1              if any Existing Shareholder or the Company is the Defaulting Party, the WFOE shall be entitled to terminate this Agreement and require the Defaulting Party to compensate for the damages;

11.1.2              if the WFOE is the Defaulting Party, the non-defaulting Party shall be entitled to require the Defaulting Party to compensate for the damages, but unless otherwise stipulated by laws, the non-defaulting Party has no right to terminate or cancel this Agreement in any circumstances.

11.2            Notwithstanding any other provisions herein, the effect of this article shall not be affected by termination of this Agreement.

Article 12 Miscellaneous

12.1            This Agreement is written in Chinese and executed in       (      ) originals, with one (1) original to be retained by each Party hereto.

12.2            The execution, effectiveness, performance, revision, interpretation and termination of this Agreement shall be governed by the PRC Law.

12.3            Any dispute arising out of and in connection with this Agreement shall be resolved through consultations among the Parties. In case the Parties fail to reach an agreement within thirty (30) days after the dispute arises, such dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with such Commission’s arbitration rules in effect at the time. The language used in arbitration shall be Chinese and the arbitration award shall be final and equally binding on the Parties hereto.

12.4            None of the rights, powers or remedies granted to any Party by any provision herein shall preclude any other rights, powers or remedies available to such Party at law and under the other provisions of this Agreement. In addition, a Party’s exercise of any of its rights, powers and remedies shall not exclude such Party from exercising any of its other rights, powers and remedies.

12.5            No failure or delay by a Party in exercising any rights, powers and remedies available to it hereunder or at law (hereinafter referred to as “Such Rights”) shall result in a waiver thereof, nor shall the waiver of any single or part of Such Rights shall exclude such Party from exercising Such Rights in any other way and exercising other rights of such Party.

12.6            The headings of the provisions herein are for reference only, and in no event shall such headings be used for or affect the interpretation of the provisions hereof.

12.7            Each provision contained herein shall be severable and independent from each of the other provisions. If any one or more provisions herein become(s) invalid, illegal or unenforceable at any time, the validity, legality and enforceability of the remaining provisions herein shall not be affected as a result thereof.

12.8            This Agreement, once executed, shall supersede any other legal documents previously executed by and among the Parties with respect to the subject hereof. Any amendment or supplement hereto shall be made in writing and shall become effective only upon due execution by the Parties hereto.

12.9            Without the prior written consent of other Parties, none of the Parties shall transfer any of its rights and/or obligations hereunder to any third party.

12.10     This Agreement shall be binding on the legal assignees or successors of the Parties.

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[Signature Page of Exclusive Option Agreement]

In witness whereof, the following Parties have executed this Exclusive Option Agreement as of the date first above written.

[Name of Shareholder]

Signature:	/s/

[Signature Page of Exclusive Option Agreement]

In witness whereof, the following Parties have executed this Exclusive Option Agreement as of the date first above written.

[Name of WFOE ]
(Seal)

Signature:	/s/
Name:
Position:

[Name of VIE]
(Seal)

Signature:	/s/
Name:
Position:

Annex I:

Company’s General Information

Company name:  [Name of VIE]

Registered address:

Registered capital:

Legal representative:

Ownership structure:

Names of shareholders	Contribution in registered capital (RMB)	Percentage of contribution	ID number/company registration number
[Name of Shareholders]

Total			—

Annex II:

Form of Exercise Notice

To: [Name of Shareholders]

Whereas, we entered into an Exclusive Option Agreement (the “Option Agreement”) with you and [Name of Variable Interest Entity] (the “Company”)  and we reached an agreement that you shall transfer the equity you hold in the Company to us or any third party designated by us at our request to the extent permitted by the PRC laws and regulations.

Therefore, we hereby give this notice to you as follows:

We hereby require to exercise the Equity Transfer Option under the Option Agreement and we/[•] [name of company/individual] designated by us will acquire the [•]% of the equity you hold in the Company (the “Proposed Acquired Equity”). Upon your receipt of this notice, you shall immediately transfer all the Proposed Acquired Equity to us/[name of designated company/individual] pursuant to the provisions of the Option Agreement.

Best regards

[Name of Wholly Owned Subsidiary]
(Seal)

Signature:	/s/

Date:

Annex III:

Form of Exercise Notice

To: [Name of VIE]

Whereas, we entered into an Exclusive Option Agreement (the “Option Agreement”) with you, [Name of Shareholders] and we reached an agreement that you shall transfer your assets to us or any third party designated by us at our request to the extent permitted by the PRC laws and regulations.

Therefore, we hereby give this notice to you as follows:

We hereby require to exercise the Asset Purchase Option under the Option Agreement and we/[•] [name of company/individual] designated by us will acquire the assets owned by you as stated in a separate list (the “Proposed Acquired Assets”). Upon your receipt of this notice, you shall immediately transfer all the Proposed Acquired Assets to us/[name of designated company/individual] pursuant to the provisions of the Option Agreement.

Best regards

[Name of WFOE]

Signature:	/s/

Date:

Schedule of Material Differences

One or more persons entered into exclusive option agreement with Lequan Technology (Beijing) Co., Ltd. using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of WFOE	Name of Shareholder	Name of Variable Interest Entity (the “VIE”)	% of Shareholder’s Equity Interest in the VIE	Execution Date
1	Lequan Technology (Beijing) Co., Ltd.	Xiaoping Chen	Foshan Yunmi Electric Appliances Technology Co., Ltd.	60%	July 21, 2015
2	Lequan Technology (Beijing) Co., Ltd.	Tianjin Jinxing Investment Company	Foshan Yunmi Electric Appliances Technology Co., Ltd.	40%	July 21, 2015
3	Lequan Technology (Beijing) Co., Ltd.	Xiaoping Chen	Beijing Yunmi Technology Co., Ltd.	60%	July 21, 2015
4	Lequan Technology (Beijing) Co., Ltd.	De Liu	Beijing Yunmi Technology Co., Ltd.	20%	July 21, 2015
5	Lequan Technology (Beijing) Co., Ltd.	Liping Cao	Beijing Yunmi Technology Co., Ltd.	20%	July 21, 2015